UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 20, 2010, Motricity issued a press release announcing that Axiata, one of the largest telecommunications conglomerates in the Asia Pacific region with approximately 150 million mobile subscribers in ten countries, had selected Motricity as its preferred provider of mobile data services across its carrier group throughout Asia. Additionally, the company announced that Dialog, Robi, and Hello, leading Carriers in Sri Lanka, Bangladesh and Cambodia Select Motricity to be Exclusive Provider of Mobile Data Services. A copy of the press release is attached to the Current Report on Form 8-K as Exhibit 99.1.

As previously disclosed, on December 14, 2010, the lock-up agreements entered into in connection with Motricity’s initial public offering, expired. Upon expiration of the lock-ups, the company’s executive officers vested in a portion of certain restricted stock grants. This constituted a taxable event and the executive officers had shares withheld by Motricity to cover required tax withholding and sold additional common shares, in part for tax planning purposes. Details regarding the vesting of the grants to the company’s executive officers is more fully described in the company’s Registration Statement on Form S-1 (Registration No. 333-164471) which was declared effective on June 17, 2010.

The following table shows shares and options to purchase shares held by each executive officer as of December 20, 2010, following closure of the “trading window” on December 17, 2010.

Shares and Options Held Currently as of Dec 20, 2010 (vested and unvested)
Ryan K. Wuerch	1,670,337
Jim Smith	276,114
James Ryan	160,418
Allyn P. Hebner	139,792
Richard E. Leigh, Jr.	84,358

Total	2,331,019

Each executive officer has entered into a Sales Plan under Rule 10b5-1 to sell additional shares for tax and other financial planning purposes for the period through December 31, 2011. The number of shares sold, if any, under each executive’s Sales Plan is dependent upon how the trading price of the company’s common shares varies over the period and certain other criteria, including a minimum price threshold specified by each executive in his Sales Plan. Any sales of shares under these Sales Plans and any additional shares withheld to cover tax withholding for future quarterly vesting of restricted stock will be reported as required by applicable U.S. federal securities law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 20, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTRICITY, INC. (Registrant)

December 20, 2010	By:	/s/ Richard E. Leigh, Jr.
(Date)		Richard E. Leigh, Jr. Senior Vice President, General Counsel and Corporate Secretary

Exhibits.

Exhibit No.	Description

99.1	Press release dated December 20, 2010.